Exhibit 99.1

FOR IMMEDIATE RELEASE
	Contact:	Ralph Finkenbrink	NASDAQ: NICK
		Sr. Vice President, CFO Ph # - 727-726-0763	Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports Results for the

2nd Quarter Ended September 30, 2008

November 5, 2008—Clearwater, Florida—Nicholas Financial, Inc. (NASDAQ: NICK) announced that net income decreased 70% to $792,000 for the three months ended September 30, 2008 as compared to $2,597,000 for the three months ended September 30, 2007. Diluted earnings per share decreased 68% to $0.08 for the three months ended September 30, 2008 as compared to $0.25 for the three months ended September 30, 2007. Revenue increased 7% to $13,505,000 for the three months ended September 30, 2008 as compared to $12,578,000 for the three months ended September 30, 2007.

Net income decreased 56% to $2,350,000 for the six months ended September 30, 2008 as compared to $5,381,000 for the six months ended September 30, 2007. Diluted earnings per share decreased 56% to $0.23 for the six months ended September 30, 2008 as compared to $0.52 for the six months ended September 30, 2007. Revenue increased 8% to $26,624,000 for the six months ended September 30, 2008 as compared to $24,748,000 for the six months ended September 30, 2007.

According to Peter L. Vosotas, President and CEO, “It has been a very difficult year in the auto market and we do not expect to see much improvement in the near term. We believe there is a certain amount of pent-up demand for both new and used vehicles, and while we do not know how long this will take to manifest itself into consumer buying, we know that Americans love their cars and eventually will return to the market. We believe the near term employment outlook is weak, which will in turn affect our customers’ ability to service their debt loads. We are uncertain as to how long we will continue to experience economic weakness; in the meantime we are managing our operating expenses and continuing to evaluate the markets in which we operate branch locations. Twelve months ago we operated out of 47 branch locations; since that time we have closed three branch locations and opened three new locations for a net total of 47 branch locations. In the next few weeks we will be opening our second location in Columbus, Ohio, which brings our branch location total to 48.”

Founded in 1985, with assets of $197,367,000, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 47 branch locations in both the Southeast and the Mid-West States. The Company has approximately 10,300,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2008. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
Revenue:
Interest income on finance receivables	$13,487	$12,560	$26,591	$24,708
Sales	18	18	33	40

	13,505	12,578	26,624	24,748
Expenses:
Operating	5,624	5,164	11,440	10,049
Provision for credit losses	5,112	1,569	8,547	2,766
Interest expense	1,432	1,643	2,841	3,232

	12,168	8,376	22,828	16,047

Operating income before income taxes	1,337	4,202	3,796	8,701
Income tax expense	545	1,605	1,446	3,320

Net income	$792	$2,597	$2,350	$5,381

Earnings per share:
Basic	$0.08	$0.26	$0.23	$0.54

Diluted	$0.08	$0.25	$0.23	$0.52

Weighted average shares	10,245,000	10,036,000	10,216,000	10,010,000

Weighted average shares and assumed dilution	10,426,000	10,326,000	10,409,000	10,338,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2008	2008
Cash	$2,551	$2,298
Finance receivables, net	186,135	179,043
Other assets	8,681	8,497

Total assets	$197,367	$189,838

Line of credit	$106,125	$99,937
Other liabilities	8,606	11,325

Total liabilities	114,731	111,262
Shareholders’ equity	82,636	78,576

Total liabilities and shareholders’ equity	$197,367	$189,838

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	Three months ended September 30,		Six months ended September 30,
Portfolio Summary	2008	2007	2008	2007
Average finance receivables, net of unearned interest (1)	$208,674,423	$189,954,242	$206,001,623	$188,223,821

Average indebtedness (2)	$105,150,419	$95,625,225	$103,503,324	$94,815,680

Finance revenue (3)	$13,487,161	$12,559,769	$26,591,127	$24,708,258
Interest expense	1,431,677	1,643,262	2,841,013	3,231,870

Net finance revenue	$12,055,484	$10,916,507	$23,750,114	$21,476,388

Weighted average contractual rate (4)	24.15%	24.34%	24.16%	24.26%

Average cost of borrowed funds (2)	5.45%	6.87%	5.49%	6.82%

Gross portfolio yield (5)	25.85%	26.45%	25.82%	26.25%
Interest expense as a percentage of average finance receivables, net of unearned interest	2.74%	3.46%	2.76%	3.43%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	9.86%	3.35%	8.30%	2.94%

Net portfolio yield (5)	13.25%	19.64%	14.76%	19.88%
Operating expenses as a percentage of average finance receivables, net of unearned interest (6)	10.75%	10.70%	10.89%	10.56%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	2.50%	8.94%	3.87%	9.32%

Write-off to liquidation (8)	12.97%	8.70%	12.09%	7.95%
Net charge-off percentage (9)	10.25%	7.79%	9.82%	7.20%

Note: All three and six-month month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Finance revenue does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents finance revenue as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Operating expenses represent total expenses, less interest expense, the provision for credit losses and operating costs associated with NDS.
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

	September 30,
	2008		2007
Contracts
Gross balance outstanding	$287,272,780		$257,975,631

Delinquencies

30 to 59 days	$9,621,940	3.35%	$6,641,029	2.58%
60 to 89 days	3,763,896	1.31%	2,510,684	0.97%
90 + days	1,407,925	0.49%	1,161,006	0.45%

Total delinquencies	$14,793,761	5.15%	$10,312,719	4.00%

Direct Loans
Gross balance outstanding	$8,472,099		$10,645,154

Delinquencies

30 to 59 days	$145,174	1.71%	$220,321	2.07%
60 to 89 days	64,682	0.76%	86,784	0.82%
90 + days	67,351	0.80%	47,051	0.44%

Total delinquencies	$277,207	3.27%	$354,156	3.33%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
Contracts
Purchases	$27,662,818	$30,061,561	$60,987,269	$58,029,064
Weighted APR	24.15%	24.25%	24.16%	24.16%
Average discount	9.06%	8.04%	8.95%	8.12%
Weighted average term (months)	48	48	48	48
Average loan	$9,400	$9,483	$9,483	$9,393
Number of contracts	2,943	3,170	6,431	6,178

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